Exhibit 99.1


A MESSAGE FROM JEROME F. TATAR, CHAIRMAN OF THE BOARD, AND JOHN A. LUKE, JR., PRESIDENT AND CEO

Last week, MeadWestvaco filed its Form 10-Q for the quarter ended June 30, 2002, with the Securities Exchange Commission (SEC). In this filing, we reported that MeadWestvaco, together with scores of other companies, had been named as a defendant in hundreds of asbestos-related lawsuits. Most of these lawsuits were filed in the last quarter, and in keeping with our commitment to appropriate disclosure, we decided we should report this information to the SEC.

We made this decision to report these claims despite our determination that virtually all the cases fail to identify any MeadWestvaco products or premises as the cause of injury to any one of the plaintiffs identified. In fact, we strongly believe that the company's actual exposure to liability from asbestos litigation is limited.

At one time, Mead's specialty paper division manufactured industrial friction paper that contained asbestos. We ceased production two decades ago, and this product comprised at most a fraction of 1% of Mead's annual paper production. Mead sold the paper principally to a few auto-part manufacturers, who soaked the product in resin, and then encased the cured product inside fluid-filled automatic transmission assemblies. The use of Mead's friction paper in these assemblies provided no opportunity for the harmful emission of asbestos fibers to consumers.

The claims recently filed against MeadWestvaco and other companies demonstrate the indiscriminate nature of this litigation offensive against companies whose responsibility for asbestos injuries is minimal or non-existent. These claims typically list hundreds of plaintiffs and defendants. The allegations generally fail to assert any specific connection between MeadWestvaco products or premises and any particular plaintiff's injuries. In fact, they typically fail to identify any MeadWestvaco products or premises at all. In our past experience, a large percentage of such claims were never substantiated, and were dismissed by the courts.

We will continue vigorously to defend against claims made without basis in law or fact. While opportunities to settle claims may from time to time require the disbursal of funds by MeadWestvaco, our review of our exposure establishes that such payments will have no material effect on our consolidated financial position, liquidity or results of operations.

MeadWestvaco Corporation, headquartered in Stamford, Conn., with annual sales of approximately $8 billion, is a leading global producer of packaging, coated and specialty papers, consumer and office products and specialty chemicals. The company operates in 33 countries, serves customers in approximately 100 nations, and employs more than 30,000 people worldwide. Using sustainable forestry practices, MeadWestvaco owns and manages 3.4 million acres of forests. For more information about MeadWestvaco, visit the company's website at www.meadwestvaco.com.


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Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to integrate successfully and achieve the anticipated benefits of the transaction; competitive pricing for the company's products; changes in raw materials pricing, energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; adverse results in current or future litigation; currency movements and other risk factors discussed in the company's Form 10-K for the transition period ended
December 31, 2001 and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the Company's reports filed with the SEC.